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                                                                    EXHIBIT 4.02


                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of October __, 1998 (the "EFFECTIVE DATE") by and between MarketWatch.com, Inc., a Delaware corporation (the "COMPANY"), and the entities listed on Exhibit A hereto (collectively, the "STOCKHOLDERS" and each individually a "STOCKHOLDER").

                                 R E C I T A L S

         WHEREAS, the Company and the Stockholders have entered into that certain Merger Agreement (the "MERGER AGREEMENT") dated as of the date hereof, which provides, among other things, that Marketwatch.Com, LLC (the "LLC") shall merge with and into the Company (the "MERGER") with the Company being the entity surviving the Merger;

         WHEREAS, immediately prior to the Merger, the Stockholders were the sole members of the LLC;

         WHEREAS, the Stockholders each received 4,500,000 shares of the Common Stock of the Company, par value $0.01 per share (the "MERGER SHARES"), in exchange for their membership interests in the LLC;

         WHEREAS, as a condition to the Stockholders agreeing to enter into the Merger Agreement, the Company has agreed to grant the Stockholders certain registration rights with respect to the Merger Shares and other securities of the Company which they may hold in the future;

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Stockholders hereby, intending to be legally bound by the terms hereof, agree as follows:

         1.       REGISTRATION RIGHTS.

                  1.1      Definitions. For purposes of this Agreement:

                           (a) Form S-3.  The term "FORM S-3" means such form
under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                           (b) Holder. The term "HOLDER" means any person owning
of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 ("RULE 144") promulgated under the Securities Act of 1933, as amended (the "1933 ACT") or any assignee of

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record of such Registrable Securities to whom rights under this Agreement have been duly assigned in accordance with this Agreement.

                           (c) Prospectus.  The term  "PROSPECTUS"  shall mean
the prospectus included in any registration statement filed pursuant to the provisions hereof (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the 1933
Act), as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such registration statement), and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                           (d) Registrable Securities. The term "REGISTRABLE
SECURITIES" means: (1) all of the Merger Shares, (2) any securities of the Company subsequently acquired by a Stockholder or any entity which controls, is controlled by, or is under common control with a Stockholder, and (3) any securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement thereof excluding in all cases, however, (i) any Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement, or (ii) any Registrable Securities sold in a public offering pursuant to a registration statement filed with the SEC or sold pursuant to Rule 144 except to the extent reacquired by a Stockholder or an entity which controls, is controlled by or is under common control with a Stockholder as provided in clause (2) above.

                           (e) Registrable  Securities Then Outstanding.  The
number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall mean the number of Registrable Securities that are common stock of the Company and are issued and outstanding at such time plus with respect to any Registrable Securities issued and outstanding at such time that are not common stock of the Company, the number of shares of common stock of the Company into which such Registrable Securities are then or will be convertible or otherwise exchangeable or exerciseable.

                           (f) Registration.  The terms "REGISTER,"
"REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement.

                           (g) SEC.  The term "SEC" or  "COMMISSION"  means the
U.S. Securities and Exchange Commission.

                  1.2      Demand Registration.

                           (a) Request by Stockholder.  If the  Company  shall
receive at any time after 180 days following the effective date of the registration statement for the Company's initial public offering, a written request from either Stockholder (the "INITIATING HOLDER") that the Company file a registration statement under the 1933 Act covering the registration of Registrable



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Securities with a reasonably anticipated aggregate price to the public of at least three million dollars ($3,000,000) pursuant to this Section 1.2, then the Company shall effect, as soon as practicable, and in any event use its best efforts to effect within 60 days of such request, the registration under the 1933 Act of all Registrable Securities which the Initiating Holder requests to be registered and included in such registration, subject only to the limitations of this Section 1.2.

                           (b) Underwriting.  If the Initiating  Holder intends
to distribute the Registrable Securities covered by its request by means of an underwriting, then it shall so advise the Company as a part of its request made pursuant to this Section 1.2. The Initiating Holder shall (a) select the managing underwriter to administer such offering after consultation with the Company and subject to the approval of the Company, which approval shall not be unreasonably withheld, and (b) enter into an underwriting agreement in customary form with such managing underwriter. Notwithstanding any other provision of this
Section 1.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of Registrable Securities which would otherwise be registered and underwritten pursuant hereto the Company will so advise the Initiating Holder, and the number of securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated first, to the Initiating Holder, second, to the Company, third, among all other holders of Registrable Securities and fourth, among all other holders of securities of the Company.

                           (c) Maximum Number of Demand Registrations. The
Company is obligated to effect only two (2) such registrations for each Stockholder pursuant to this Section 1.2. Only registrations in which a Stockholder is the Initiating Holder shall count against such limit with respect to such Stockholder. The Company shall not be deemed to have effected a registration pursuant to this Section 1.2 unless a registration statement in respect thereof shall have been declared effective by the SEC and remains effective for 120 days or such earlier time until all Registrable Securities registered under such Registration Statement have been sold (or withdrawn from such registration at the request of the Initiating Holder).

                           (d) Deferral; Jurisdictional Requirements.
Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holder a certificate signed by the President or Chief Executive Officer of the Company stating that it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holder or such earlier time as such a certificate could no longer be given in good faith; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

                           (e) Withdrawn Request. The Initiating Holder may
withdraw a request for registration under this Section 1.2 at any time prior to the effective date of the Registration Statement related to such registration, provided that if such Stockholder elects to remain liable for all expenses incurred in conjunction therewith then such withdrawn registration statement shall not count toward the maximum number of registrations provided for in section


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1.2(c). Notwithstanding the foregoing provisions of this Section 1.2(e), if such withdrawal is the result of a material adverse change in the business, assets, properties, condition (financial or otherwise), results of operations or prospects of the Company that was unknown to such Stockholder at the time the request for registration was made and the withdrawal of such request is made with reasonable promptness upon learning of such material adverse change, then such request for registration that is so withdrawn shall not count toward the maximum number of registrations provided for in Section 1.2(c) and such Holder shall not be liable for the expenses incurred in connection with such withdrawn registration statement.

                  1.3      Piggyback Registrations.

                           (a) The Company shall notify all Holders of
Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the 1933 Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements on Form S-8 or S-4 or relating solely to any employee benefit plan or an acquisition of any entity or business) and will afford Holders, subject to the terms and conditions set forth herein, an opportunity to include in such registration statement all or any part of the Registrable Securities then held by Holders. Holders shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities a Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement filed by the Company, the Holder shall nevertheless continue to have the right to include any Registrable Securities not included in such registration statement in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                           (b) Underwriting. If a registration statement with
respect to which the Company gives notice under this Section 1.3 pertains to an underwritten offering, then the Company shall so advise Holders. In such event, the right of Holders to have the Registrable Securities included in a registration pursuant to this Section 1.3 shall be conditioned upon Holders' participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. Each Holder proposing to sell Registrable Securities in such offering shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter or underwriters determine(s) in good faith that marketing factors require a limitation of the number of securities to be underwritten, then the managing underwriter(s) may exclude securities (including Registrable Securities) from the registration and the underwriting, and the number of securities that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, between the Holders, on a pro-rata basis based on the number of Registrable Securities held by each such Holder and third to any other holders of the Company's securities, provided that if the registration is a registration pursuant to Section 1.2, the "cut-back" provisions described in the last sentence of Section 1.2(b) shall apply. If a Holder disapproves of the terms of any such



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underwriting, a Holder may elect to withdraw therefrom by written notice to the
Company and the managing underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement or if notified of the terms thereafter, promptly after such notification. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

               1.4 Form S-3 Registration. In case the Company shall receive from either Stockholder a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Stockholder or its affiliates, then the Company will:

                           (a) Registration. As soon as practicable, effect such
registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Stockholder's or its affiliates' Registrable Securities as are specified in such request, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.4:

                                    (1) if Form S-3 is not available for such
offering by the Stockholder;

                                    (2) if the  Stockholder,  together with the
holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000); or

                                    (3) if the Company  shall furnish to the
Stockholder a certificate signed by the President or Chief Executive Officer of the Company stating that it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve month period for a period of not more than one hundred twenty (120) days after receipt of the request of the Stockholder under this Section 1.4 or such earlier time as such a certificate could no longer be given in good faith. (b) Not Demand Registration. Form S-3 registrations shall not be deemed to be demand registrations as described in Section 1.2 above.

                           (c) Notwithstanding anything to the contrary herein,
the Company is obligated to effect only two (2) registrations on Form S-3 per year and each Stockholder may request only one (1) such registration per year pursuant to this Section 1.4.

                           (d) Withdrawn Request. The Stockholder requesting a
registration pursuant to this Section 1.4 may withdraw a request for registration under this Section 1.4 at any time prior to the effective date of the Registration Statement related to such registration, provided that if such Holder elects to remain liable for all expenses incurred in conjunction therewith then such withdrawn registration statement shall not count toward the maximum number of


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registrations provided for in Section 1.4(c). Notwithstanding the foregoing provisions of this Section 1.4(d), if such withdrawal is the result of a material adverse change in the business, assets, properties, condition (financial or otherwise), results of operations or prospects of the Company that was unknown to such Holder at the time the request for registration was made and the withdrawal of such request is made with reasonable promptness upon learning of such material adverse change, then such a request for registration that is so withdrawn shall not count toward the maximum number of registrations provided for in Section 1.4(c) and such Holder shall not be liable for the expenses incurred in connection with such withdrawn registration statement.

                  1.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                           (a) Prepare and file with the SEC a registration
statement with respect to such Registrable Securities, use its best efforts to cause such registration statement to become effective as soon as practicable and with respect to registrations effected pursuant to Sections 1.2, 1.3 and 1.4 keep such registrations effective for up to one hundred twenty (120) days, excluding any lock-up period, or such shorter period of time as is agreed to in writing by the Company and each applicable Holder.

                           (b) For such period of time as shall be required in
connection with the transactions contemplated thereby and permitted by applicable rules, regulations and administrative practice of the SEC (but not for more than 120 days from the effective date thereof), file such post-effective amendments and supplements to such registration statement as shall be necessary so that neither such registration statement nor any related prospectus shall contain any material misstatement or omission relative to the Company or any of its assets or liabilities or its businesses of affairs and will otherwise comply with all applicable federal, state and foreign securities laws.

                           (c) Furnish to the Holder such number of copies of a
Prospectus, including a preliminary Prospectus, in conformity with the requirements of the 1933 Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration.

                           (d) Use its best efforts to register and qualify the
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless already subject thereto.

                           (e) If requested by the underwriters for any
underwritten offering by a Holder pursuant to any registration requested under
Section 1.2 or 1.4, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in form and substance to such Stockholder and to contain such representations and warranties by the Company and such other terms and provisions (including, without limitation,



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provisions for indemnification of such underwriters by the Company) as are customarily contained in such underwriting agreements. The Stockholder shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such Stockholder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Stockholder.

                           (f) Notify the Holders promptly, (i) of the time such
registration statement becomes effective or when any amendment or supplement or prospectus forming a part of such registration statement has been filed or becomes effective, (ii) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of a registration statement for amendments or supplements to such registration statement or related prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a registration statement or the initiation or threatening of any proceedings for that purpose (and the Company will use its best efforts to prevent the issuance of any such stop order or to obtain its withdrawal promptly if such stop order should be issued), (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event which makes any statement made in a registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of a registration statement, it will not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, at the reasonable request of a Holder, the Company shall also promptly prepare and file with the Securities and Exchange Commission and make available to such Holder any supplement or amendment reasonably necessary so that neither such registration statement nor any related prospectus shall contain any material misstatement or omission as a result of such event (provided that the 120 day period referred to in Section 1.2, 1.3 or 1.4 shall be extended by the period from which the Company gives the notice specified in this clause until such supplement or amendment is made available to such Holder), and (vi) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate; except that notice of an event or determination referred to in (v) or (vi) above need be made only if a registration statement relating to Registrable Securities is then in effect.

                           (g) Furnish, at the request of any Holder requesting
registration of Registrable Securities, on the effective date of the Registration Statement, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and



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reasonably satisfactory to the Holder requesting registration, and (ii) a
"comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Holder requesting registration.

                           (h) Provide for the listing of the Registrable
Securities on the stock exchange or authorization for trading on automated quotation system on which the Registrable Securities' class of securities are then listed or quoted; provided however, nothing contained herein shall obligate the Company to have listed any Registrable Securities which are of a class of securities of the Company not then listed on a stock exchange or authorized for trading on automated quotation system.

                           (i) Make available for inspection by the Holder, any
underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other professional retained by the Holder or such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement.

                  1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 1.2, 1.3 or 1.4 with respect to any particular Holder that such Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to timely effect the registration of its Registrable Securities.

                  1.7 Expenses. All expenses incurred in connection with a registration pursuant to Sections 1.2, 1.3 and 1.4, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders to be selected by the selling Stockholder(s) (but excluding underwriters' discounts and commissions), shall be borne by the Company. Each Holder participating in a registration pursuant to Section 1 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.

                  1.8 Indemnification. In the event any registration statement is filed by the Company:

                           (a) By the Company. To the extent permitted by law,
the Company will indemnify and hold harmless each Holder, each officer and director of a Holder, any agent or underwriter (as defined in the 1933 Act) for the Holders and each person (as defined in Section 2(2) of the 1933 Act), if any, who controls such Holder or such underwriter within the meaning of Section 15 of the 1933 Act or the Section 20 of the Securities Exchange Act of 1934,



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as amended (the "1934 ACT") or any similar federal statute then in effect, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

                           (i) any untrue statement or alleged untrue statement
                  of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or in any amendments or supplements thereto;

                           (ii) the omission or alleged omission to state in
                  such registration statement, including any preliminary prospectus or final prospectus contained therein or in any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading (in the case of any preliminary prospectus or final prospectus, in the light of the circumstances under which they are made); or

                           (iii) any violation or alleged violation by the
                  Company of the 1933 Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each Holder, each officer or director of a Holder, and each such agent, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage or liability to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, or by such officer, director, agent, underwriter or controlling person of such Holder; provided, further, however, the indemnification rights provided for in this Section 1.8(a) with respect to a registration statement shall not apply to any Holder who is not a Stockholder, unless such Holder has included any of its Registrable Securities in such registration statement.

                           (b) By Selling Holders. To the extent permitted by
law, each selling Holder, if any, will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, as applicable, and any agent or underwriter, against any losses, claims, damages or liabilities (joint or several)



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to which the Company or any such director, officer, controlling person, agent or underwriter may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information concerning such Holder furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter in connection with investigating or defending any such loss, claim, damage, liability or action to the extent that (and only to the extent that) such Violation occurs in reliance upon and in conformity with written information concerning such Holder furnished by such Holder for use in connection therewith; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Stockholders, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 1.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                           (c) Notice. Promptly after receipt by an indemnified
party under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement of such an action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 1.8 except to the extent that the indemnifying party is actually prejudiced by the failure to give such notice. In addition, the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8. The indemnification provided in this
Section 1.8 shall remain in full force and effect, regardless of any investigation made by or on behalf of any indemnified party, and shall survive the transfer of any Registrable Securities being registered pursuant to Section 1.2, 1.3 or 1.4.

                           (d) Defect Eliminated in Final Prospectus. The
foregoing indemnity agreements of the Company and Holders are subject to the limitation that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes


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effective or in the amended prospectus filed with the SEC pursuant to SEC Rule
424(b) (the "FINAL PROSPECTUS"), such indemnity agreements shall not inure to the benefit of a selling Holder (or any officer or director of a selling Holder or any such agent, underwriter or controlling Person of a Holder) if a copy of the Final Prospectus was timely furnished to the indemnified party, and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the 1933 Act; provided, however, that this subparagraph (d) shall not apply with respect to any underwritten offering.

                           (e) Contribution. In order to provide for just and
equitable contribution to joint liability under the 1933 Act in any case in which either (i) any Holder exercising rights under this Agreement (and/or any officer, director, agent, underwriter or controlling person who may be indemnified under Section 1.8(a)) makes a claim for indemnification pursuant to this Section 1.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.8 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any such selling Holder (and/or any officer, director, underwriter or controlling person who may be indemnified under Section 1.8(b)) in circumstances for which indemnification is provided under this Section 1.8; then, and in each such case, the Company and such Holder (and/or such other person) will contribute to the aggregate losses, claims, damages and expenses or liabilities to which they may be subject (after contribution from others) in proportion to their relative fault. The relative fault of the Company and a Holder shall be determined by reference to, among other things, whether the untrue or alleged omission of a material fact relates to information supplied by the Company or by such Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 1.8(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the two immediately preceding sentences; provided however, that in no event, except in instances of fraud by a Holder in which there is no limitation, (i) shall such Holder be responsible for more than the portion represented by the percentage that the public offering price of the Registrable Securities of such Holder offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement and (ii) shall such Holder be required to contribute any amount in excess of the public offering price of all such securities offered and sold by such Holder pursuant to such registration statement; and in any event, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                           (f) Survival. The obligations of the Company and
Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement or otherwise.

                  1.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, for so long as Holders own any Registrable Securities, the Company agrees to:

                           (a) Make and keep adequate, current public
information available, as required by and defined in Rule 144, at all times;

                           (b) Use its best efforts to file with the Commission
in a timely manner all reports and other documents required of the Company under the 1934 Act;

                           (c) So long as a Holder owns any Registrable
Security, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a stockholder of the Company to sell any such securities without registration; and

                           (d) Take such further action as a Holder may
reasonably request.

                  1.10 Termination of the Company's Obligations. The Company shall have no obligations to register Registrable Securities (i) if all Registrable Securities have been registered and sold pursuant to registrations effected pursuant to this Agreement, or (ii) at such time as all outstanding Registrable Securities may be sold within a three month period under Rule 144, as it may be amended from time to time, including but not limited to amendments that reduce that period of time that securities must be held before such securities may be sold pursuant to such rule.

                  1.11 "Market Stand-Off" Agreement. Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities then owned by such Holder (other than to donees or affiliates of the Holder who agree to be similarly bound) for up to (1) one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act with respect to the initial public offering of securities of the Company (the "IPO"), and (2) ninety
(90) days following the first underwritten public offering of securities of the Company following the IPO; provided, however, that all executive officers and directors of the Company then holding securities of the Company enter into similar agreements. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                  1.12. Review. Each Stockholder shall have the right to require the insertion in any registration statement filed by the Company of language, in form and substance satisfactory to the Stockholder, to the effect that the holding by the Stockholder of any Registrable Securities is not to be construed as a recommendation by the Stockholder of the investment quality of the securities of the Company and that such holding does not imply that the Stockholder will assist in meeting any future financial requirements of the Company. The Company covenants that it will not file any registration statement under the Securities Act unless it shall first have given notice thereof to the Stockholders. The Company further covenants that the Stockholders shall have the right prior to filing with the SEC, to receive copies of such registration statement and any amendment thereof or supplement thereto and any prospectus forming a part thereof in a timely fashion to enable them to participate in the preparation of such registration statement, amendment, supplement or prospectus and to request the insertion therein of material furnished in timely fashion (not to exceed ten business days from the date of receipt of such material) in writing to the Company, which in a Stockholder's judgment should be included therein. Notwithstanding the foregoing provisions of this Section 1.12, the rights of a Stockholder under this Section
1.12 shall not apply if the Registrable Securities held by such Stockholder and its affiliates are equal to or less than five percent (5%) of the total Common Stock of the Company then outstanding.

         2.       ASSIGNMENT.

                  2.1 Assignment. Notwithstanding anything herein to the contrary, the registration rights of a Holder under Section 1 hereof may be assigned only to (a) an affiliate of a Holder, (b) a party who acquires from a Holder at least fifteen percent (15%) of the shares of Common Stock that constituted the original number of Registrable Securities (as such number may be adjusted to reflect subdivisions, combinations and stock dividends of the Company's Common Stock and similar events) or (c) any party who acquires ownership or control of a Holder through a merger, consolidation, sale of assets or similar business combination (such party is referred to as a "ASSIGNEE"); provided, however that (w) no party may be assigned any of the foregoing rights (other than pursuant to clause (c)) until the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; (x) any such Assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 2, and (y) upon an assignment or assignments pursuant to clause (b) hereof, the rights held by each Holder under this Agreement other than the Stockholders or their permitted assignees under clauses (a) or (c) above, may only be exercised by persons or entities holding a majority of the Registrable Securities not held by the Stockholders or their permitted assignees under clauses (a) or (c) above.

         3.       GENERAL PROVISIONS.

                  3.1 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows:

                  (a)      if to the Company, at:
                           MarketWatch.com, Inc.
                           825 Battery Street
                           San Francisco, CA  94111
                           Attention:  J. Peter Bardwick
                           Facsimile:  415/392-1972

                  with a copy to:

                           Fenwick & West LLP
                           Two Palo Alto Square
                           Palo Alto, CA  94306
                           Attention:  Mark C. Stevens
                           Facsimile:  650/494-1417

                  (b) If to a Stockholder, at such Stockholder's respective address as set forth on Exhibit A hereto.

                  (c) If to any other Holder, at such Holder's respective address as set forth in the Company's share register.

Any party hereto (and such party's permitted assigns) may by notice so given provide and change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or five days after when deposited in the mail in the manner set forth above.

                  3.2 Entire Agreement. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

                  3.3 Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, and any Stockholder (and /or any of their permitted successors or assigns pursuant to clauses (a) or (c) of Section 2.1) affected by such amendment or waiver. In the event the rights of a Holder who becomes a Holder pursuant to the provisions of clause (b) under Section 2.1 hereunder are sought to be waived, then the Holders of a majority of the Registrable Securities owned by such Holders may waive such rights on behalf of all of such other Holders.

                  3.4 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of the State of Delaware, excluding that body of law relating to conflict of laws.

                  3.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this

Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                  3.6 Third Parties. Except as expressly provided in Section 1.8, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

                  3.7 Successors And Assigns. Subject to the provisions of
Section 2.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

                  3.8 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

                  3.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

MARKETWATCH.COM, INC.                   HOLDERS

                                        CBS BROADCASTING INC.


By:                                     By:
   ----------------------------            -------------------------------------

Name:                                   Name:
     --------------------------              -----------------------------------

Title:                                  Title:
      -------------------------               ----------------------------------


                                        DATA BROADCASTING CORPORATION


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------


                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                    EXHIBIT A
                                  STOCKHOLDERS




CBS BROADCASTING INC.
51 WEST 52ND STREET
NEW YORK, NY  10019
ATTENTION:        FREDRIC REYNOLDS
                  LOUIS J. BRISKMAN
FACSIMILE:        212/975-9191
                  212/597-4031


DATA BROADCASTING CORPORATION
3955 POINT EDEN WAY
HAYWARD, CA  94545
ATTENTION:        MARK IMPERIALE
FACSIMILE:        510/266-6018